SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2017

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2017, Applied Genetic Technologies Corporation (the “Company”) entered into an employment letter agreement with William A. Sullivan (the “Employment Agreement”), pursuant to which Mr. Sullivan, 46, agreed to serve as the Company’s Chief Financial Officer beginning on August 7, 2017 in connection with the retirement of Lawrence E. Bullock, the Company’s current Chief Financial Officer. Mr. Sullivan’s employment with the Company will be on an at-will basis and the terms of the Employment Agreement provide that Mr. Sullivan will be paid an annual base salary of $340,000 and he will be eligible for annual bonus of up to 35% of his base salary as of the end of each fiscal year. Upon the occurrence of a Change of Control (as defined in the Employment Agreement) in which Mr. Sullivan is not offered the position of Chief Financial Officer of the acquirer, Mr. Sullivan’s options shall immediately be deemed fully vested and exercisable. Mr. Sullivan will also be required to enter into the Company’s standard Nondisclosure, Inventions and Non-Competition Agreement.

Provided that he has been employed for at least six months, Mr. Sullivan will be eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause (as defined in the Employment Agreement) or by Mr. Sullivan for Good Reason (as defined in the Employment Agreement), in each case, subject to execution of a mutually acceptable release and settlement agreement. If such termination occurs during the first year of Mr. Sullivan’s employment, he shall be entitled to receive nine months of his then current base salary and if such termination occurs after the first year of his employment, he will be entitled to twelve months of his then current base salary, in each case, including the amount of any earned bonus. The Company will also continue to pay the Company portion of COBRA premiums for the nine- or twelve -month period, as applicable.

Mr. Sullivan previously served as Head of Finance, Principal Accounting Officer and Treasurer of Merrimack Pharmaceuticals, Inc. from August 2015 until April 2017. Mr. Sullivan served as Merrimack’s Chief Financial Officer and Treasurer from May 2011 to August 2015, as Vice President of Finance and Treasurer from February 2010 to May 2011 and as Controller from November 2007 to February 2010. Previously, Mr. Sullivan served as Corporate Controller of Vette Corp., a thermal management solutions company, from 2004 to 2007. Mr. Sullivan began his career at Arthur Andersen LLP, where he obtained his certified public accountant license. Mr. Sullivan holds an M.B.A. and an M.S. in accounting from Northeastern University’s Graduate School of Professional Accounting and a B.A. from Williams College.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On August 2, 2017, the Company also announced that it appointed Andrew Ashe as General Counsel effective as of August 1, 2017. Mr. Ashe previously served as the Executive Vice President and General Counsel of Dyax Corp. from February 2013 until January 2016. He joined Dyax in 2003 and served as an attorney in their legal department until January 2011 when he became their General Counsel. Prior to joining Dyax, Mr. Ashe practiced law as a corporate attorney at Nutter, McClennen & Fish and Prince, Lobel & Tye, two private law firms based in Boston, Massachusetts. Previously, Mr. Ashe also worked as a Trading Specialist and Senior Analyst of Corporate Listings for the New York and American Stock Exchanges. Mr. Ashe received his law degree from The George Washington School of Law and a BBA from the University of Massachusetts, Amherst.

On July 27, 2017, the Company entered into a separation agreement (the “Separation Agreement”) with Lawrence E. Bullock, our Chief Financial Officer. Pursuant to the terms of the Separation Agreement, Mr. Bullock will retire as Chief Financial Officer and be replaced by Mr. Sullivan on August 7, 2017. Notwithstanding his retirement as Chief Financial Officer, Mr. Bullock’s employment with the Company will terminate effective as of September 14, 2017 (or a date mutually agreed to by the Company and Mr. Bullock) and until such termination, he will assist with the transitioning of his current duties and responsibilities to Mr. Sullivan. During this period, he will continue to receive his current salary and benefits and, for the one-year period following the termination of his employment, the Company will contribute to the cost of COBRA continuation coverage at the same rate it contributed to Mr. Bullock’s coverage prior to such termination. In addition, subject to the achievement of certain performance goals, Mr. Bullock will be eligible to receive a bonus of up to $119,350. The Company also agreed to: (i) grant Mr. Bullock an option to purchase 4,168 shares of Common Stock, vesting in four equal monthly installments with the first installment vesting on July 31, 2017 and each successive installment vesting on the last day of each month thereafter (subject to continued employment) and (ii) to amend the options held by Mr. Bullock such that they will remain exercisable for twenty-four months following the termination of his employment. The Separation Agreement includes a release of claims against the Company and requires continued compliance with the previously-executed Nondisclosure, Inventions and Non-Competition Agreement.

The foregoing summary of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Letter Agreement, effective as of July 27, 2017 by and between Applied Genetic Technologies Corporation and William A. Sullivan. Filed herewith.

10.2	Separation Agreement, dated as of July 27, 2017 by and between Applied Genetic Technologies Corporation and Lawrence E. Bullock. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Susan B. Washer
Susan B. Washer
President and Chief Executive Officer

Date: August 2, 2017